Exhibit 16.1

December 3, 2004

Securities and Exchange Commission

Washington, D.C. 20549

Re: Datrek Miller International, Inc. (F/K/A Greenhold Group, Inc.)

We have read Datrek Miller International, Inc.’s statements to be included under Item 4 of its Form 8-K report regarding the recent change of auditors. We agree with such statements made regarding our firm. We have no basis to agree or disagree with other statements made under Item 4.

Very truly yours,

/s/ Earl M. Cohen, C.P.A., P.A.
EARL M. COHEN, C.P.A., P.A.

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